CODE OF ETHICS OF

EMPIRIC DISTRIBUTORS, INC.

CORE EQUITY FUND, AND

EMPIRIC ADVISORS, INC.

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This Code of Ethics has been adopted by Empiric Distributors, Inc. ( the “Broker Dealer”), Empiric Core Equity Fund (the "Fund"), and Empiric Advisors, Inc., (the "Advisor"), in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Fund may abuse their fiduciary duties to the Fund and to deal with other types of conflict of interest situations to which the Rule is addressed.

1. Objective and General Prohibitions

  The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of Access Persons, defined below, who are associated with the Fund and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Fund.  However, the Rule and this Paragraph 1 and Paragraphs 4, 9, 10 and 11 apply to all Affiliated Persons of the Fund (including the Advisor and Broker Dealer), and Affiliated Persons of the Advisor in addition to Access Persons ("Covered Persons").  The Rule makes it unlawful for Covered Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of Securities by an investment company.  Accordingly, under the Rule and this Code of Ethics no Covered Person shall use any information concerning the investments or investment intentions of the Fund, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Fund.  In addition, no Covered Person shall, directly or indirectly in connection with the purchase or sale of a Security Held or to be Acquired by the Fund:

  (i) employ any device, scheme or artifice to defraud the Fund; or

  (ii) make to the Fund, the Broker Dealer, the Advisors or the Distributor any untrue statement of a material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

  (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

  (iv) engage in any manipulative practice with respect to the Fund.

2. Definitions (as used herein)

"Access Person" means: (1) any director or officer of the Advisor, the Broker Dealer or of the Fund (2) any director, officer or employee of any company in a control relationship to the Advisor, the Broker Dealer or the Fund who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by the Fund, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales (3) any natural person in a control relationship to the Advisor or the Fund who obtains information concerning recommendations made for the purchase or sale of Securities by the Fund and (4) with respect to the Broker Dealer, any director or officer who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities for the Fund or whose functions or duties as part of the ordinary course of business relate to the making of any recommendations regarding the purchase or sale of Securities by the Fund.

  "Affiliated Person" of another person means: (1) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of such other person (2) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person (3) any person directly or indirectly controlling, controlled by, or under common control with, such other person (4) any officer, director, partner, copartner, or employee of such other person and (6) any investment Advisors of the Fund.

  "Beneficial Interest" means: any interest from which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly profit from a transaction involving a Security.

  "Control" means: the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company).  Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.  Natural persons shall be presumed not to be controlled persons.

  "Covered Person" shall have the meaning set forth in Paragraph 1 of this Code of Ethics.

  "Security" includes any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short term debt instruments and shares of unaffiliated mutual funds.  References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

  A "Security to be Held or Acquired" by the Fund means any Security that, within the most recent 15 days, is or has been held by the Fund or is being or has been considered by the Advisor for purchase by the Fund.

3. Prohibited transactions

  (a) An Access Person may not purchase or sell or otherwise acquire or dispose of any Security in which he or she has or thereby acquires a direct or indirect Beneficial Interest if he or she knows or should know at the time of entering into the transaction by reason of which such Access Person has or acquires such direct or indirect Beneficial Interest that: the Fund has engaged in a transaction in the same security on the same day.

(b) Covered persons are prohibited from knowingly trading securities with the use of material nonpublic information.  Material nonpublic information is often defined as any information about a company, or the market for the company's securities, that has not been generally disclosed to the marketplace, the dissemination of which is reasonably certain to have a substantial impact on the market price of the company's securities, or that is substantially likely to be considered important by reasonable investors in determining whether to trade in such securities.  Such trading is in violation of numerous securities laws and a violation of this Code of Ethics.

(c) Any employee of the Fund, the Broker Dealer or its Advisor are prohibited from purchasing securities in an initial public offering.

4.  Exemptions to Prohibitions

The prohibitions of this Code of Ethics do not apply to purchases, sales or other acquisitions or dispositions of Securities which are not eligible for purchase or sale by the Fund.

5. Pre-Clearance Procedures

Access Persons shall pre-clear trades in Securities by following the procedures below:

(a) The covered person completes and submits a Pre-Clearance Request Form in the form attached as Exhibit A to the Administrator of the Code of Ethics.

(b) The Administrator of the Code of Ethics reviews and approves or rejects the request, communicating its decision to the Access Person.

(c) The Access Person must execute any approved trade no later than one trading day following the approval of the request.

(d) A pre-clearance request to trade 1,000 or fewer shares of an issuer that has at least $1 billion in market capitalization and a pre-clearance request to trade 250 or fewer shares of an issuer that has between $250 million and $1 billion in market capitalization is shall generally be granted by the Administrator of the Code of Ethics subject to the following conditions:

(i) De minimis exemption grants are only valid for 20 business days; and

(ii) Permission under the de minimis exemption may be granted for a particular security only once per covered person every 20 business days.

6. (a) Reporting Requirements

All non-exempt transactions must be precleared in accordance with Section 5 above in addition to the reporting requirements that follow:

    (i) Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Administrator of this Code of Ethics of all non-exempt transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any Security.

   (ii) The report in (i) above must contain the following information with respect to each reportable transaction:

     (a) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

     (b) Title, number of share or principal amount of each Security and the price at which the transaction was effected;

     (c) Interest rate and maturity date of the Security (if applicable);

     (d) Name of the broker, dealer or bank with or through whom the transaction was effected; and

     (d) Date the report was submitted by the Access Person.

    (iii) Such report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

    (iv   All new Access Persons must file a list of their securities holdings to the Administrator of this Code of Ethics within ten days of employment.

    (v)  All Access Persons must file a list of their securities holdings to the Administrator of this Code of Ethics within thirty days of the end of each calendar year.

   (vi)  The reports in (iv) and (v) above must contain the following information with respect to each reportable transaction as of a date not more than 45 days from when the person became an Access Person (for initial holdings reports) and from the date of the report (for annual holdings reports):

(a) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person was an Access Person;

(b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(c) The date that the report is submitted by the Access Person.

(b) Form of Report

The report may be on the form provided by the Fund or may consist of broker statements which provide at least the same information.  A copy of the form is attached hereto as Schedule B.

(c) Responsibility to Report

The responsibility for taking the initiative to report is imposed on each individual required to make a report.  Any effort by the Fund to facilitate the reporting process does not change or alter that responsibility.

(d) Where to File Report

All reports must be filed with the Administrator of this Code of Ethics.

7. Reporting Required, but No Pre-Clearance Required.

The purchases, sales or other acquisitions or dispositions of Securities described below are subject to the reporting requirements of this Code of Ethics but pre-clearance is not required:

(i) Involuntary purchases or sales made by a Covered Person or an Access Person;

(ii) Purchases which are part of an automatic dividend reinvestment plan;

(iii) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights;

8. Exceptions to Pre-Clearance and Reporting Requirements

(i) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the Covered Person or Access Person has no direct influence or control and does not exercise indirect influence or control;

(ii) A director of the Fund who is not an "interested person" of the Fund as such term is defined in section 2(a)(19) of the Act, shall not be subject to (i) providing the initial holdings report and the annual holdings report solely by reason of being a Fund director or (ii) a quarterly holdings report, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Security, the Fund purchased or sold the Security, or the Fund or the Advisor considered purchasing or selling the Security.

9. Confidentiality of Fund Transactions

   Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning Securities to be Held or Acquired by the Fund shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis.  It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him to the Board of Directors of the Fund or any committee appointed by the Board to deal with such information.

10. Sanctions

Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Fund, the Advisors or the Distributor as maybe deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person.  Sanctions for violation of this Code of Ethics by a director of the Fund will be determined by a majority vote of its Independent Directors.

11. Administration and Construction

  (a) The administration of this Code of Ethics shall be the responsibility of the Compliance Officer of the Fund who shall serve as the "Administrator" of this Code of Ethics.

  (b) The duties of such Administrator shall include:

(i) Continuous maintenance of a current list of Access Persons with an appropriate description of their title or employment;

(ii) Providing each Access Person a copy of the Code of Ethics and informing them of their duties and obligations thereunder, and assuring that Covered Persons who are not access persons are familiar with applicable requirements of this Code of Ethics;

(iii) Supervising the implementation of this Code of Ethics by the Advisors and the Distributor and the enforcement of the terms hereof by the Advisors and the Distributor;

(iv) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

(v) Preparing listings of all transactions effected by any Access Person on the date on which the same security was held purchased or sold by the Fund;

(vi) Determining whether any particular securities transaction should be pre-cleared in accordance with Section 5;

(vii) issuing either personally or with the assistance of counsel as may be appropriate any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule and this Code of Ethics;

(viii) Conducting of such inspections or investigations including scrutiny of the listings referred to in the preceding subparagraph as shall reasonably be required to detect and report with his recommendations any apparent violations of this Code of Ethics to the Board of Directors of the Fund or any Committee appointed by them to deal with such information; and

(ix) Submitting a quarterly report to the directors of the Fund containing a description of any violation and the sanction imposed transactions which suggest the possibility of a violation of interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

12.  Required Records

The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

(a) A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

(b) A record of any violation of any such Code of Ethics and of any action taken as a result if such violation for a period of five (5) years from the end of the fiscal year in which the violation occurred;

(c) A copy of each report made by an Access Person or the Administrator within two (2) years from the end of the fiscal year of the Fund in which such report or interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible; and

(d) A list of all persons who are, or within the past five (5) years have been, required to make or review reports pursuant to the rule and this Code of Ethics.

(e) A record of any decision, and the reasons supporting that decision, to approve the acquisition by Access Persons of Securities for a period of five (5) years from the end of the fiscal year in which such decision was made.

13. Amendments and Modifications

This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of the Fund.

  This Code of Ethics was adopted by the Board of Directors of the Fund, including a majority of its Independent Directors, at a meeting held on

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